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                                                        EXHIBIT 10.22

                     STANDARD INDUSTRIAL LEASE-MULTI-TENANT
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                                     [LOGO]

1. PARTIES. This Lease, dated, for reference purposes only, July 1, 1994, is made by and between General Atomics (herein called "Lessor") and Alanex Corporation (herein called "Lessee") Refer to Paragraph 47

2.      PREMISES, PARKING AND COMMON AREAS.

        2.1 PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, of the rental, and upon all of the conditions set forth herein, real property situated in the County of __________________ State of ________________ commonly known as Building 2 and 9 of the General Atomics Complex, 3550 General Atomics Court, shown on Exhibit A, with Floor Plans shown on schematic Exhibits B & C herein referred to as the "Premises," as may be outlined on an Exhibit attached hereto, including rights to the Common Areas as hereinafter specified but not including any rights to the roof of the Premises or to any Building in the Industrial Center. The Premises are a portion of a building, herein referred to as the "Building." The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center."

        2.2 VEHICLE PARKING. Lessee shall be entitled to Refer to Exhibit E, vehicle parking spaces, unreserved and unassigned, on those portions of the Common Areas designated by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

                2.2.1 Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

                2.2.2 If Lessee permits or allows any of the prohibited activities described in paragraph 2.2 of this Lease, then Lessor shall have the right without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.3 COMMON AREAS--DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other leases of the Industrial Center and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, and landscaped areas.

        2.4 COMMON AREAS--LESSEE'S RIGHTS. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

        2.5 COMMON AREAS-RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Lessee agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

        2.6 COMMON AREAS--CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:

                (a) To make changes to the common areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) To close temporarily any of the Common Areas for maintenance purposes, so long as reasonable access to the Premises remains available; (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas; (d) To add additional buildings and improvements to the Common Areas;
(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; (f) To do and perform such other acts and make such other changes in, to or with respect to the Common areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

                2.6.1 Lessor shall at all times provide the parking facilities required by applicable law and in no event shall the number of parking spaces that Lessee is entitled to under paragraph 2.2 be reduced unless Lessor is required to do so by Local, State or Federal ordinances or regulations.

3.  TERM.

        3.1 TERM. The term of the Lease shall be for approximately seven years and six months commencing on July 1, 1994 and ending on Refer to Exhibit E unless sooner terminated pursuant to any provision hereof.

        3.3 EARLY POSSESSION. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below. Refer to Paragraph 48

4.  RENT.

        4.1 BASE RENT. Lessee shall pay to Lessor, as Base Rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the 1st day of each month of the term hereof, monthly
payments in advance of $     .  Refer to Exhibit E.  Lessee shall pay Lessor
upon execution hereof $      Refer to Exhibit E as Base Rent for Refer to
Exhibit E Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable by lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

        4.2 OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

                (b) "Operating Expenses" is defined, for purposes of this Lease, as all costs incurred by Lessor, if any, for:

                        (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

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          (ii) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense."

          (iii) The cost of water/sewer, gas and electricity as stipulated in Exhibit E.

      (c) The inclusion of the improvements, facilities and services set forth in paragraph 4.2(b)(f)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements of facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
(d) Lessee's Share of Operating Expense shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor.

5.  SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof
$      Refer to Exhibit E as security for Lessee's faithful performance of
Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 4. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created
herein between Lessor and Lessee with respect to said Security Deposit.   Refer
to Exhibit E, Security Deposit

6.  USE
        6.1 USE. The Premises shall be used and occupied only for office and science laboratory in accordance with City of San Diego scientific research zoning or any other use which is reasonably comparable and for no other purpose.

        6.2     COMPLIANCE WITH LAWS

                 (a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessor's sole cost. The warranty contained in this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises and, in such event, Lessor shall correct any such violation at Lessee's sole cost. Refer to Paragraphs 48 and 49.

                (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises and of the Common Areas. Lessee shall not use nor permit the use of the Premises of the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Industrial Center. Refer to Paragraph 50.

        6.3     CONDITION OF PREMISES.

                (a) Lessor shall deliver the Premise to Lessee clean and free of debris on the Lease commencement date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect if prior to the date of this Lease, Lessee was an owner or occupant of the Premises.

                (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor not Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business. Refer to Paragraph 51

7.      MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

        7.1 LESSOR'S OBLIGATIONS. Subject to the provisions of paragraphs 4.2 (Operating Expenses), 6(Use), 7.2 (Lessee's Obligations) and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission or Lessee, Lessee's employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage. Lessor, at Lessor's expense, subject to reimbursement pursuant to paragraph 4.2, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to paragraph 4.2. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor shall have no obligation to make repairs under this paragraph 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any Common Area Services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.

        7.2     LESSEE'S OBLIGATIONS.

                (a) Subject to the provisions of paragraphs 6 (Use), 7.1 (Lessor's Obligations), and 9 (Damage or Destruction), Lessee at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee's expense, a ventilating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises. Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof. Refer to Paragraph 52

                (b) If Lessee fails to perform Lessee's obligations under this paragraph 7.2 or under any other paragraph of this lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment.

                (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition. Refer to Paragraph 53

        7.3     ALTERATIONS AND ADDITIONS.

                (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility installations in, on or about the Premises, or the Industrial Center, except for nonstructual alterations to the Premises not exceeding $2,500 in cumulative costs, during the term of this Lease. In any event, whether or not in excess of $2,500 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the Building nor the Industrial Center without Lessor's prior written consent. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, ducting, Hoods and fencing.
Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility installations at the

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expiration of the term, and restore the Premises and the Industrial Center to their existing condition on the date of possession, Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may, at any time during the term of the Lease, require that Lessee remove any or all of the same. Refer to Paragraph 54.

        (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Industrial Center that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. Lessor's consent shall not be unreasonably withheld.

        (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, or the Industrial Center, or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises or the Industrial Center, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises and the Industrial Center free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest to do so.

          (d) All alterations, improvements, additions and Utility Installations which may be made on the Premises shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

     7.4 UTILITY ADDITIONS. Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.  INSURANCE; INDEMNITY.

     8.1 LIABILITY INSURANCE--LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Industrial Center. Such insurance shall be in an amount not less than $1,000,000 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this paragraph 8. The limits of said Insurance shall not, however, limit the liability of Lessee hereunder.

     8.2 LIABILITY INSURANCE--LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Industrial Center in an amount not less than $1,000,000 per occurrence.

     8.3 PROPERTY INSURANCE. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the premises, but not Lessee's personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), special extended perils ("all risk," as such term is used in the insurance industry), plate glass insurance and such other insurance as Lessor deems advisable. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period.

     8.4    DELETED Refer to Paragraph 55.

     8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least 8 plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the commencement date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof. Lessee's insurance policies shall name Lessor as additional insured.

     8.6 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.7 INDEMNITY. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Industrial Center, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim. Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Industrial Center arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. Refer to Paragraph 56(a).

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Industrial Center, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Industrial Center, nor from the failure of Lessor to enforce the provisions of any other lease of the Industrial Center. Refer to Paragraph 56(b).

9.   DAMAGE OR DESTRUCTION.

     9.1  DEFINITIONS.

          (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

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                (b)     "Premises Total Destruction" shall mean if the Premises
are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

                (c) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

                (d) "Premises Building Total Destruction" shall mean if the building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

                (e) "Industrial Center Building" shall mean all of the buildings on the Industrial Center site.

                (f) "Industrial Center Buildings Total Destruction" shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Industrial Center Buildings.

                (g) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                (h) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

        9.2     PREMISES PARTIAL DAMAGE; PREMISES BUILDING PARTIAL DAMAGE.

                (a)     Insured Loss: Subject to the provisions of paragraphs
9.4 and 9.5, if at any time during the term of this lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

                (b)     Uninsured Loss: Subject to the provisions of paragraphs
9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises. Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessor shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

        9.3 PREMISES TOTAL DESTRUCTION; PREMISES BUILDING TOTAL DESTRUCTION; INDUSTRIAL CENTER BUILDINGS TOTAL DESTRUCTION.

                (a) Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classifications of either (i) Premises Total Destruction, or (ii) Premises Building Total Destruction, or (iii) Industrial Center Buildings Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lesse shall be cancelled and terminated as of the date of the occurrence of such damage.

        9.4     DAMAGE NEAR END OF TERM.

                (a) Subject to paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

                (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage, during the last six months of the term of this Lease. If
Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

        9.5     ABATEMENT OF RENT; LESSEE'S REMEDIES.

                (a) In the event Lessor repairs or restores the Premises pursuant to the provisions of this paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

        9.6 TERMINATION -- ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

        9.7 WAIVER. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.     REAL PROPERTY TAXES.

        10.1 PAYMENT OF TAX INCREASE. Lessee shall pay in addition to rent the prorata share of the real property tax, as defined in paragraph 10.3, applicable to the Industrial Center, provided, however, that Lessee shall pay, in addition to rent, Lessee's Share (as defined in paragraph 4.2(a)) of the amount, if any, by which real property taxes applicable to the Premises increase over the fiscal real estate tax year 1993 - 1994. Such payment shall be made by Lessee within ten (10) days after receipt of Lessor's written statement setting forth the amount of such increase and the computation thereof. If the term of this Lease shall not expire concurrently with the expiration of the tax fiscal year, Lessee's liability for increased taxes for the last partial lease year shall be prorated on an annual basis. Refer to Paragraph 57

        10.2 ADDITIONAL IMPROVEMENTS. Lessee shall not be responsible for paying Lessee's Share of any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

        10.3 DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fees, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Industrial Center or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing Industrial Center. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (ii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978.

        10.5    PERSONAL PROPERTY TAXES.

                (a) Lessee shall pay prior to delinquency as taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.     UTILITIES.      Except as covered in Paragraph 58, Lessor, shall pay for
all water, gas, heat, light, power and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building. Refer to Paragraph 58.


                                        - 5 -

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MULTI-TENANT-GROSS                                                    /s/
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
12.     ASSIGNMENT AND SUBLETTING.

        12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under paragraph 13.1.

        12.2    LESSEE AFFILIATE.  Notwithstanding the provisions of paragraph
12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

        12.3 TERMS AND CONDITIONS OF ASSIGNMENT. Regardless of Lessor's consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

        12.4 TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

                (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

                (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

                (c) If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

                (d) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

                (e) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

                (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

                (g) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

                (h) Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

                (i) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                (j) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

                (k) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

        12.5 ATTORNEY'S FEES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorney's fees incurred in connection therewith, such attorney's fees not to exceed $350.00 for each such request.

13.     DEFAULT; REMEDIES.

        13.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

                (a) The vacating or abandonment of the Premises by Lessee.

                (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

                (d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

                (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, was materially false.

        13.2 REMEDIES. In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

                (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor.
In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

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
                 (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                 (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

         13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         13.4 LATE CHARGES. Lessee herby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Industrial Center. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary.

14. CONDEMNATION. If the Premises or any portion thereof or the Industrial Center are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent of the floor area of the Premises, or more than twenty-five percent of that portion of the Common Areas designated as parking for the Industrial Center is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.  BROKER'S FEE.  Refer to Paragraph 59

         (a) Upon execution of this Lease by both parties, Lessor shall pay to N/A, Licensed Real Estate Broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s), or in the event there is no separate
agreement between Lessor and said broker(s), the sum of $         , for
brokerage services rendered by said broker(s) to Lessor in this transaction.

16.  ESTOPPEL CERTIFICATE.  Refer to Paragraph 60

         (a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party.

         (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

         (c) If Lessor desires to finance, refinance, or sell the Industrial Center, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only General Atomics. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

21. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Industrial Center and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease. Refer to Paragraph 61.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.


                                      -7-
                                                          Initials /s/
                                                                  --------------
                                                                   /s/
                                                                  --------------
MULTI-TENANT--GROSS
(C) American Industrial Real Estate Association 1982

24. WAIVERS. No waiver by lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25.     RECORDING.

26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. Base Rent specified in Paragraph 4.1 during holdover period shall be 125% of rent for the month immediately preceding start of the holdover period.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Industrial Center is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Industrial Center is located.

30.     SUBORDINATION.

        (a) This Lease, and any Option granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

        (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. ATTORNEY'S FEES. If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. LESSOR'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Industrial Center as Lessor may deem necessary or desirable. Lessor may at any time, place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises or the Industrial Center without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Industrial Center.

35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. CONSENTS. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Industrial Center.

39.     OPTIONS.  Refer to Paragraph 62

        39.1 DEFINITION. As used in this paragraph the word "Option" has the following meaning: the right or option to expand the Premises consolidate in Building 9 Premises and surrender Building 2 Premises and terminate plans to expand to Building 9.

        39.2 OPTIONS PERSONAL. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

        39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

        39.4    EFFECT OF DEFAULT ON OPTIONS.

                (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(b) or 13.1(c) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) at any time after an event of default described in paragraphs 13.1(a), 13.1(d), or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(b) or paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option.

                (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

                (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(c) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessee commits a default described in paragraphs 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) Lessor gives to Lessee three or more notices of default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the defaults are cured.

40. SECURITY MEASURES. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Industrial Center or any part thereof.



                                      -8-               Initials /s/
                                                                --------------
                                                                 /s/
                                                                --------------
MULTI-TENANT--GROSS
(c) American Industrial Real Estate Association 1982

41. EASEMENTS. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment, under protest, and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

46. ADDENDUM. Attached hereto is an addendum or addenda containing paragraphs 47 through 63 and Exhibits A, B, C, D, E, F & G which constitute a part of this Lease.

Exhibit A - Industrial Center Site Plan
Exhibit B - Floor Plan - Building 9
Exhibit C - Floor Plan - Building 2
Exhibit D - Space Summary
Exhibit E - Summary of Parking, Term, Rent, Security Deposit and Other Exhibit F - Work Letter Agreement
Exhibit G - Rules and Regulations

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

                THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.


                LESSOR                                    LESSEE

           GENERAL ATOMICS                           ALANEX CORPORATION
- ------------------------------------         ---------------------------------


By  /s/ R. H. Dalry                          By  /s/ Marvin Brown
    --------------------------------             -----------------------------
    R. H. Dalry, Director Facilities             Marvin Brown, President

By                                           By
    --------------------------------             -----------------------------

Executed on August 9, 1994                   Executed on August 10, 1994
            ------------------------                     ---------------------
                    (Corporate Seal)                          (Corporate Seal)


    ADDRESS FOR NOTICES                                   ADDRESS

     General Atomics                             3550 General Atomics Court
     Attention: R. H. Dalry                      San Diego, CA 92121
     P.O. Box 85608
     San Diego, CA 92186-9784


                                      -9-

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION,
      340 So. Figueroa St., M-1, Los Angeles, CA 90071. (213) 687-8777.

                                                        Initials /s/
                                                                 --------------

                                    ADDENDUM

47.     Insert to Paragraph 1. Parties

As used herein, "Lease" means "Sublease" and "Lessor" means "Sublessor" and "Lessee" means "Sublessee."

48. Insert to Paragraphs 3.2 Delay of Possession and 3.3 Early Possession and 6.2(a) Compliance with Law (as it applies to warranty.)

Parties agree that Paragraphs 3.2, Delay of Possession, 3.3, Early Possession and 6.2(a) Compliance with Law (as it applies to warranty), do not apply to Lessee's "CURRENT" premises since Lessee took possession during a period starting May 31, 1991 and ending June 30, 1994. Warranty provisions of 6.2(a) shall apply to Buildings 2 and 9 "ADDED" space.

49.     Insert to Paragraph 6.2(a) Compliance with Law

Lessee agrees to accept the Premises subject to a Master Lease and all applicable zoning, municipal, county, state and federal laws, ordinances, and regulations governing and relating to the use of the Premises. Lessor warrants that it is not in default of the Master Lease, and the provisions of the Master Lease are in full force and effect.

50.     Insert to Paragraph 6.2(b) Compliance with Law

50.1 Lessee shall not use the Premises for processing, storage or production of "Hazardous Substances" (as defined below) without the express written consent of the Lessor. "Hazardous Substance" means (a) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, and is, or becomes, regulated by any government authority, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (b) any other substance, the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action of common law; and (c) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under the Laws of California or any other applicable Laws relating to the Premises. Lessee shall coordinate any permit application for use and handling of Hazardous Substances with the Lessor and shall submit updated copies of such permits, applications and licenses to Lessor for Lessor's files. At the request of the Lessor, Lessee shall submit a list and material data sheet for all Hazardous Substances maintained in the Premises.

50.2 Lessor and its representative agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same for "Hazardous Substances" as defined below, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the "Industrial Center" as Lessor may deem necessary or desirable.

50.3 Hazardous Substances produced by Lessee shall be the responsibility of Lessee, and Lessee shall dispose of such Hazardous Substances in accordance with all applicable laws and regulations, in accordance with Lessor's Accepted Practices, and in a safe and reasonable manner, both during the term of the Lease, when required or appropriate, but in no event later than the date that the Lease is terminated.

50.4 Lessee shall cooperate with Lessor to implement a policy, prepared by the Lessor and acceptable to the City of San Diego, whereby the storage, dispensing, use and handling of hazardous materials and flammable gases are in compliance with the Uniform Building and Uniform Fire Codes. Final resolution may require one or a combination of the following: reducing the amount of inventory in common areas; establishing control areas to store materials within the premises; sharing storage in a specially designed hazardous material storage room established by the Lessor with its use charged as an operating expense to the Lessee.

Any equipment installed outside the building shall receive the Lessor's consent and approval. Cost for alterations, installation, service,



                                      -10-              Initials
                                                                -------------

                                                                -------------
maintenance or other operating expenses including that required for removal and cleanup for such tenant fixtures or equipment, shall be borne by the Lessor.

50.5 Lessor's written consent under Paragraph 50.1 shall be documented by satisfactory results from inspections performed by the Lessor, local, state and federal agencies, and inspections performed on behalf of insurance companies, lenders and owners holding interest in the real property; Specifically, Lessor shall show its concurrence by quarterly inspection of space under State Radiological License and by resolution of any adverse findings resulting from the quarterly and annual inspections confirming Lessee's compliance with policy established to control "Hazardous Substances" and acceptable use of the premises.

51.  Insert to Paragraph 6.3(b), Condition of Premises

Parties agree Paragraph 6.3(b), Condition of Premises does not apply to the Lessee's "CURRENT" premises since Lessee has been in possession of said premises under terms of the Sublease and subsequent Amendments (Paragraph 61) that modified the terms and size of the premises.

52.  Insert to Paragraph 7.2(a), Lessee's Obligations

52.1 Lessee agrees to conduct day-to-day operations of the premises in a manner to preserve the integrity of building structures and its systems including, fire barriers, heating, air-conditioning and ventilation systems and other installed utilities. Specifically, Lessee agrees to keep exterior doors closed at all times, except for passage; keep windows closed at all times; keep doors separating laboratories from office corridors and service corridors closed at all times, except with used for passage; and to limit heat loads and laboratory exhaust ventilating rates within Building and system design limits.


Lessee's Building 2, "CURRENT" and "ADDED" premises, are served from central heating, ventilating and air conditioning zones S-2 and S-3. Zone S-2 serves the laboratories and provides 100% outside conditioned air. Zone S-3 serves the offices and corridor with circulated air using approximately 20% conditioned outside air. Lessee shall cooperate with Lessor to implement a policy, prepared by the Lessor, whereby changes to the Building 2 ventilation system are controlled to insure prudent laboratory practices are implemented to comply with applicable codes and standards. Provisions of the policy allows the Lessee flexibility to divert air supply and ventilation within its laboratory space block on condition that this diversion complies with codes and standards, spaces are contiguous, the diversion does not affect other users in the ventilation zone, and the physical changes are removed and the system restored to its original condition by the Lessee upon surrender of the premises. Following are the ventilation rates assigned to the Building 2 laboratory spaces.

        Building 2

        LAB   543   545/548   550   552   554/556   558   560   562/564
        CFM   600     1200    600   600     1200    600   600     750

Lessee's Building 9 "ADDED" premises currently exists in shell condition and shall be improved in accordance with working drawings and specification jointly developed by parties to this Lease Agreement. Laboratory space shall be designed with a ventilation system using 100% outside air or variable volume or auxiliary conditioned air, all separate from the administrative space. Administrative space will likely be designed to be served by a system wherein approximately 20% outside air is conditioned and circulated. Ventilation rates for the laboratories shall be recorded as established design limits in a Lease Amendment prepared and executed to document Lessee's term commencement for Building 9 premises.

In those cases where exhaust and ventilation rates, or heat loads, served from Lessor's central system, are exceeded, Lessee shall take action to bring ventilation rates and heat loads within design conditions, all at the Lessee's sole expense. Operating costs associated with maintenance, repair and utility supply of said equipment shall be borne by the Lessee.

52.2 For Building 2 premises, Lessee's obligations to maintain plumbing, heating, ventilating and air conditioning systems, electrical and lighting facilities and equipment within the premises is interpreted to include Lessee's machinery, equipment or fixtures which the Lessee has or will install during its tenancy, or for that equipment which Lessee has assumed the obligation as an assignee from a previous tenant, or that which is non-standard to Lessor's offering. In situ, non-standard equipment owned by the Lessor, or machinery, equipment or fixtures installed by the Lessee, all considered by the Lessor as serving the function of supplementing Lessee's specific use of the premises, is determined by the Lessor as being the Lessee's obligation under this section of the Lease.

For Building 9 space, it shall be the Lessee's responsibility to operate, maintain and repair all laboratory mechanical, plumbing, electrical and other improvements from point of use to the point of connection at the exterior of the premises serving the Leasehold. In addition, Lessee shall be responsible to operate, maintain and repair all space improvements including flooring, walls, ceilings, doors, windows, hardware and its own fixtures, equipment and systems.

52.3 For that part of the Lessee's premises served by Lessor's central heating, ventilation and air-conditioning (HVAC) systems, in either Buildings 2 or 9, Lessor shall operate equipment and systems needed to supply conditioned air to the interior spaces between the hours of 6:00AM to 6:00PM, except on National Holidays and during scheduled outages or breakdowns. Exhausters for the laboratory spaces shall be operated twenty four hours per day, seven days a week, except for scheduled outages or breakdowns. Lessee shall plan its operations accordingly.

For that part of the Lessee's premises served by dedicated or supplemental HVAC, in either Building 2 or 9, Lessee shall operate equipment at its own discretion, as long as such operation does not affect other building users or common areas.

53.  Insert to Paragraph 7.2(c), Lessee's Obligations

53.1 For Building 2, Lessee took possession of the "CURRENT" premises by Lease and subsequent Amendments spanning a period of approximately three years (Refer to Paragraph 61) and agrees to perform to the obligations of this new Lease dating back to that date of possession for the respective space blocks.

53.2 For Building 9 "ADDED" space, Lessee accepts the premises in the condition existing upon substantial completion of leasehold improvements. For all other "ADDED" or "EXPANSION" space, Building 2 or 9, Lessee accepts the premises in the condition existing upon possession.

54.  Insert to Paragraph 7.3(a), Alterations and Additions

54.1 For Building 2, Date of Possession of "CURRENT" space is defined as the date of Lessee's original Lease. (Refer to Paragraph 61)

54.2 For Building 9, Date of Possession of "ADDED" space is defined as the date of completion of substantial leasehold improvements. Lessor accepts condition of premises with leasehold improvements installed in accordance with the provisions stated and agreed upon in the WORK LETTER AGREEMENT, contained herein as Exhibit F (Pages 1-6).


54.3 Alterations, improvements, additions or utility installations by the Lessee shall be performed by licensed and insured construction or service companies having qualified craftworkers possessing the proper qualifications and training for performing the work. Alterations, improvements, additions or utility installations shall be performed by contractors for which Lessor has given Lessee its consent. Firms engaged in performing services for the Lessor on Blanket Order Service Agreements are pre-qualified to perform services for the Lessee.

55.  Insert to Paragraph 8.4, Payment of Premium Increase

Lessee shall reimburse Lessor for the increase of insurance premium assessed by Lessor's insurance carrier caused by or directly attributable, totally or in part, to Lessee's activities or use of the Premises, as it

                                                                Initials_______
                                      -12-
                                                                        _______
relates to use, handling and storage of radiological and hazardous materials. The amount of accessed premium to Lessee shall be calculated by its prorata share of the space occupied by Lessee on the effective date of invoice from the insurance carrier, without offset for partial year possession or change of use of its premises. If the assessment is likewise attributable to similar use of its Premises by other tenants, the assessment shall be prorated based on the area encumbered by said activities. If the assessment is attributable to a specific tenant's use, the premium increase shall be assessed to that specific tenant.

56 (a).  Insert to Paragraph 8.7 Indemnity

Lessor shall protect, defend and hold harmless Lessee and Lessee's employees, officer, agents, directors, and shareholders, and the successors and assigns of each of the foregoing, against and from any and all claims, demands, losses liabilities, damages, costs and expenses, (including, without limitation, attorneys' and consultants' fees and the costs and expenses of defense) arising or resulting from (i) Lessor's or Lessor's Agents' breach of any covenant, representation or warranty under this Lease, (ii) Lessee's or Lessors' Agents negligence or willful misconduct. The mutual indemnity obligations of Lessor and Lessee under this Lease shall not, however, release the respective insurers of Lessor and Lessee from such insurers' obligations under any policies covering their respective insureds.

56 (b).  Insert to Paragraph 8.8 Exemption of Lessor From Liability

Except for planned outages that are conducted by the Lessor for the purpose of altering or maintaining its Buildings or private service systems of the "Industrial Center," Lessee hereby agrees that the Lessee shall be responsible for making any necessary provisions that may be required for standby utility services, considered critical to Lessee's operations or use of the premises in the event electrical power, air, water, sewer, gas, telephone or other Lessor supplied services are interrupted.

57.  Insert to Paragraph 10, Real Property Taxes

57.1 Paragraph 10 shall apply only to that space designated "ADDED" and "EXPANSION" Space Building 9 (Exhibit B); Lessee shall reimburse Lessor for prorata share of real property taxes. The tax bill for the "Industrial Center" includes tax assessments for three parcels; one for Genesee Properties and two for Hopkins Properties. Building 9 is located on the Genesee Properties parcel which includes buildings with combined space of 501,757 GSF. Lessee's share of taxes shall be calculated using the Genesee Properties, Inc. tax bill for the period July 1, 1993 through June 30, 1994 adjusted in accordance with Paragraph 10.

57.2 Lessor shall be solely responsible for any increases in Real Property Taxes/or assessments that result from change of ownership of the Building or Industrial Center, redevelopment, or for any new construction except for any supplemental tax assessment that may be levied specifically for the leasehold improvements of Lessee's Building 9 "ADDED" space in which case the supplemental premium shall be paid by Lessee.

58.  Insert to Paragraph 11, Utilities

58.1 For the space designated "CURRENT" and "ADDED" Space Building 2, ordinary utilities including electric, gas, water and sewer, are included in the base rent. If in the Lessor's reasonable opinion, Lessee's utility usage in these areas exceeds that which Lessor considers normal building usage, (ordinary utility usage), Lessor shall have the option to meter or calculate such usage (extraordinary utility usage) and charge Lessee a monthly operating expense equal to the actual cost charged to the Lessor. For purposes of determining extraordinary utility usage, Lessor shall apply what is considered normal standards for lighting and convenience utility usage, and the criteria used for design of the building heating, air conditioning, exhaust and ventilation systems. Extraordinary utility usage is generally judged to be that usage needed to supplement operation of Lessee's special or added equipment installed to support special laboratory operations, supply Lessee's special heating, ventilation and air conditioning, refrigeration [reference Paragraph 52.2], autoclaves, process



                                      -13-              Initials
                                                                -------------

                                                                -------------
pumping, water purification, deionized water source, and the like. If the Lessor elects to use the calculation method of determining extraordinary usage, Lessee shall have the right, at its own expense, to cause the Premises or equipment to be separately metered in order to determine the extraordinary usage.

58.2. Lessee's Building 9 space currently exists in shell condition and shall be improved in accordance with working drawings and specifications jointly developed by parties to this Lease Agreement (Refer to Exhibit B). To the extent practical and economical, utility usage in the Lessee's premises shall be metered so utility costs can be passed through to the Lessee based on consumption measured using submeters. In those cases where submetering is impractical or too costly, usage shall be charged on a prorate basis as covered in Exhibit E.

58.3 Lessee shall use Lessor's telephone service and shall pay for installation, moves, changes and monthly services attributable to Lessee, including all toll charges. Charges for service and equipment are subject to reasonable annual increases but shall not exceed the standard amounts charged to other tenants in the "Industrial Center," for such services and equipment. Parties agree that the 1994 calendar year equipment and service costs shall be in accordance with the following schedule:

        Equipment Rental

        Telephone:  $30 per instrument/mo.
        Modem Line:  $30/mo.

        Adds, Moves and Changes

                Installation
                SL-1 Set:  $80/set
                2500/FAX/Modem Jack:  $60/line or set
                10B/20B/Speaker/Head Sets: $20/add-on (plus cost) Data Lines/Lans: $40/jack

                Moves
                SL-1/2500/FAX/Modem:  $40/set or line
                Data Lines/Lans:  $40/jack

                Changes
                Program/Designation Change:  $20/set
                Long Handset/Line Cords:  $20/set

Parties agree that reasonable annual adjustments, the same as applied to other "Industrial Center" tenants, can be made without prior notice effective January of each calendar year.

Charges for telephone rental, services, and toll calls and extraordinary utilities shall be invoiced monthly by Lessor and shall be due and payable by Lessee in accordance with Paragraph 21.

59.  Insert to Paragraph 15, Broker's Fee

Lessee represents and warrants to Lessor that it has not engaged any broker, finder, or other person who would be entitled to any commission or fees in respect to the negotiation, execution or delivery of this Sublease and shall indemnify and hold harmless Lessor against any loss, cost, liability, or expense incurred by Lessor as a result of any claim asserted by any broker, finder, or other person on the basis of any arrangements made or alleged to have been made by or on behalf of Lessee.

60.  Insert to Paragraph 16, Estoppel Certificate

Upon request of Master Lessor, or on behalf of the "Industrial Center" owner, Lessee shall subordinate its interest in the Lease and the Premises to the encumbrance instruments of any loans made to Lessor or owner. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Lessee shall execute a subordination agreement and any other documents required by any lender of Master Lessor to accomplish the purposes of this Section.

                                                                Initials_______
                                      -14-
                                                                        _______

61.  Insert to Paragraph 22, Incorporation of Prior Agreements; Amendments

Parties agree that, except as terms applying to surrender of the premises Paragraphs 7.2(c) and 7.3 which dates back to date of possession for the respective space, this new Sublease Agreement supersedes all the following previous Sublease Agreements and Amendments:

                -------------------------------------------
                       Description              Date
                -------------------------------------------
                  Lease                         5/31/91
                -------------------------------------------
                  Amendment #1                  9/9/91
                -------------------------------------------
                  Amendment #2                  10/22/91
                -------------------------------------------
                  Assignment of Sublease        11/1/91
                -------------------------------------------
                  Amendment #3                  2/25/92
                -------------------------------------------
                  Amendment #4                  6/1/92
                -------------------------------------------
                  Amendment #5                  1/14/93
                -------------------------------------------

62.  Insert to Paragraph 39, Options

62.1  Option to Expand

Lessee shall be granted "Right of First Offer" ("ROFO") for administrative space on the second floor of Building 9 designated as "EXPANSION" space, Exhibit B.

      (a) If the Lessor desires to offer part or all "ROFO" space for lease, Lessor shall deliver a written notice to the Lessee, specifying the expansion space block, and the terms of the offer.

      (b) Lessee shall respond within (30) days. If the Lessee fails to accept or reject such an offer within (30) thirty days, then Lessor shall be allowed to lease said space to other third parties.

      (c) Rejection of the offer shall be in writing to the Lessor stipulating the reason for rejection of the offer.

      (d) If the Lessee fails to respond within the given period, Lessor shall interpret Lessee's lack of response as a rejection and Lessee's "Right of First Offer" for said space shall terminate for the remaining period of the Lease or one year, whichever is shorter.

      (e) The right to expand shall be granted only after Lessor's review of Lessee's financial statement to establish Lessor's satisfaction that Lessee has the ability to pay for rental and operating expenses for the offered space.

      (f) The right to expand shall be granted only upon consent of the Property Owner, and its lender, as expansion rights relate to the use of the property, subordination, Lease term and financial consideration.

Parties agree that "ROFO" shall not apply to part or all of the space that may be used by Lessor's affiliates.

62.2  Option to Surrender Building 2 Premises

Lessor grants to Lessee the option to surrender part or all of Lessee's premises in Building 2, on condition that any space retained by the Lessee shall be contiguous, that the retained space be comprised of a block starting with Lab space number 564 and office space 565, and that the mix of surrendered office and laboratory space be consistent with Lessor's reasonable use of the surrendered space for lease to third parties. Lessee shall give Lessor ninety
(90) days advanced written notice of its intent to retain Building 2 space. If Lessee fails to notify Lessor in writing of its intent to retain space, this option shall be assumed executed by the Lessee and Lessor shall proceed on the basis that all space in Building 2 will be surrendered by the Lessee thirty
(30) days after possession of



                                      -15-              Initials
                                                                --------------

                                                                --------------

Building 9 "ADDED" premises. Parties to this Agreement shall execute a Lease Amendment identifying that space to be retained and any amended terms of the Lease Agreement.

62.3  Option to Terminate Lease of Building 9 "ADDED" Space

Genesee Properties has agreed to finance leasehold improvements in the amount not to exceed $100 per gross square feet of "ADDED" leased space in Building 9. Lessee's monthly costs to service payment of the leasehold debt has been determined using the promised funding. Parties acknowledge that execution of this lease agreement precedes completion of working drawings and specifications that will lead to a project cost estimate that can be used to validate the Lessee's expenses. In the event that cost of improvements exceed 110% of promised financing and if after reviewing alternatives of reducing cost of leasehold improvements to within 110% promised financing, Lessee determines that cost of the leasehold improvements are beyond its capability to pay, then Lessee has the option to terminate its agreement to lease Building 9 premises on condition that the Lessee notifies the Lessor in writing within thirty (30) days after receipt of the estimate and pays for all Lessors', and Genesee Properties', costs expended to date, including and limited to: cost of design; cost for producing documents, permit fees; cost of preparing the project estimate; and loss of base rent for the Building 9 "ADDED" premises for the 30-day delay period.



                                      -16-              Initials
                                                                --------------

                                                                --------------

                                   [AIR LOGO]

                                  ADDENDUM TO
                                 STANDARD LEASE

               DATED   July 1, 1994
               BY AND BETWEEN   General Atomics
                                Alanex Corporation

     63   RENT ESCALATIONS

     (a) On each anniversary date of the Lease (July 1 of each year) the monthly rent payable under paragraph 4 of the attached Lease shall be adjusted by the increase, if any, from the date this Lease commenced, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim, California (1967 = 100), "All Items", herein referred to as "C.P.I."

     (b) The monthly rent payable in accordance with paragraph (a) of this Addendum shall be calculated as follows: the rent payable for the first month of the term of this Lease, as set forth in paragraph 4 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

     (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this addendum.

     (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

     (e) For Building 2 Premises, the Base Rent under (b) above shall be capped by an increase of 4% minimum and 8% maximum.



                                RENT ESCALATIONS


(C)1980--By American Industrial Real Estate Association. All rights reserved. No part of these words may be reproduced in any form without permission in writing.

                       GENERAL ATOMICS TORREY PINES MESA


                       [GRAPHIC MAP OF AREA WITH LEGEND]

                                   EXHIBIT A

                        [GRAPHIC OF BUILDING FLOOR PLAN]

                                   EXHIBIT B

                        [GRAPHIC OF BUILDING FLOOR PLAN]

                                   EXHIBIT C
                                 (Page 1 of 2)

                        [GRAPHIC OF BUILDING FLOOR PLAN]

                                   EXHIBIT C
                                 (Page 2 of 2)

                                 SPACE SUMMARY
                                  (Building 2)

================================================================================
                                "CURRENT" SPACE
================================================================================
BLDG. #                    ROOM #                  USE                   SQ. FT.
- --------------------------------------------------------------------------------
  02                        541                  Office                    212
- --------------------------------------------------------------------------------
  02                      542/544                Office                    246
- --------------------------------------------------------------------------------
  02                        543                    Lab                     288
- --------------------------------------------------------------------------------
  02                      545/548                  Lab                     585
- --------------------------------------------------------------------------------
  02                        546                  Office                    144
- --------------------------------------------------------------------------------
  02                        547                  Office                    143
- --------------------------------------------------------------------------------
  02                        549                  Office                    145
- --------------------------------------------------------------------------------
  02                        550                    Lab                     198
- --------------------------------------------------------------------------------
  02                        551                  Office                    144
- --------------------------------------------------------------------------------
  02                        552                    Lab                     385
- --------------------------------------------------------------------------------
  02                        553                  Office                    143
- --------------------------------------------------------------------------------
  02                      554/556                  Lab                     576
- --------------------------------------------------------------------------------
  02                        555                  Office                    144
- --------------------------------------------------------------------------------
  02                        558                    Lab                     288
- --------------------------------------------------------------------------------
  02                      614/616                Office                    207
- --------------------------------------------------------------------------------
Total Office
Square Feet:                                                             1,528
- --------------------------------------------------------------------------------
Total Lab Square
Feet:                                                                    2,320
- --------------------------------------------------------------------------------
TOTAL "CURRENT"
SQUARE FEET:                                                             3,848
- --------------------------------------------------------------------------------

================================================================================
                                 "ADDED" SPACE
================================================================================
BLDG. #                    ROOM #                  USE                   SQ. FT.
- --------------------------------------------------------------------------------
  02                        557                  Office                    144
- --------------------------------------------------------------------------------
  02                        559                  Office                    142
- --------------------------------------------------------------------------------
  02                        560                    Lab                     300
- --------------------------------------------------------------------------------
  02                        561                  Office                    144
- --------------------------------------------------------------------------------
  02                      562/564                  Lab                     682
- --------------------------------------------------------------------------------
  02                        563                  Office                    144
- --------------------------------------------------------------------------------
  02                        565                  Office                    218
- --------------------------------------------------------------------------------
Total Office Square
Feet:                                                                      792
- --------------------------------------------------------------------------------
Total Lab Square
Feet:                                                                      982
- --------------------------------------------------------------------------------
TOTAL "ADDED" SQUARE
FEET:                                                                    1,774
- --------------------------------------------------------------------------------

================================================================================
OFFICE SQUARE FEET:                                                      2,320
LAB SQUARE FEET:                                                         3,302
                                                                         -----
TOTAL SQUARE FEET BUILDING 2:                                            5,622
================================================================================

                                   EXHIBIT D
                                 (Page 1 of 2)

                                 SPACE SUMMARY
                                  (Building 9)

=====================================================
                   "ADDED" SPACE
- -----------------------------------------------------
BLDG.         LOCATION       USE             SQ. FT.
- -----------------------------------------------------
 09            Bay #2           Lab             4,440
- -----------------------------------------------------
 09            Bay #3           Lab             4,534
- -----------------------------------------------------
 09            Bay #4           Lab             1,224
- -----------------------------------------------------
 09            Bay #4          Admin.           2,627
- -----------------------------------------------------
 09            Bay #2        Enclosure            172
- -----------------------------------------------------
 09          Bay #3 & 4      Enclosure            427
- -----------------------------------------------------
Total Admin.
Square Feet:                                    2,627
- -----------------------------------------------------
Total Lab
Square Feet:                                   10,797
- -----------------------------------------------------
TOTAL "ADDED"
SQUARE FEET:                                   13,424
=====================================================

================================================
              "EXPANSION" SPACE
- ------------------------------------------------
BLDG.        ROOM #        USE           SQ. FT.
- ------------------------------------------------
 09           201          Office            139
- ------------------------------------------------
 09           202          Office            107
- ------------------------------------------------
 09           203          Office            306
- ------------------------------------------------
 09           203          Office            173
- ------------------------------------------------
 09           205           A/V               47
- ------------------------------------------------
 09           206        Conf. Room          230
- ------------------------------------------------
 09           207          Office            756
- ------------------------------------------------
 09           207A         Office             62
- ------------------------------------------------
 09           207B         Office             62
- ------------------------------------------------
 09           207C         Office             62
- ------------------------------------------------
 09           207D         Office             62
- ------------------------------------------------
 09           207E         Office             62
- ------------------------------------------------
 09           207F         Office             62
- ------------------------------------------------
 09           207G         Office             62
- ------------------------------------------------
 09           207H         Office             62
- ------------------------------------------------
 09           207I         Office             62
- ------------------------------------------------
 09           207J         Office             62
- ------------------------------------------------
 09           207K         Office             62
- ------------------------------------------------
 09           207L         Office             62
- ------------------------------------------------
 09           208          Office            192
- ------------------------------------------------
 09           209          Office            150
- ------------------------------------------------
 09           210          Office            149
- ------------------------------------------------
 09           211          Break              54
- ------------------------------------------------
 09           212       Copier Room          161
- ------------------------------------------------
TOTAL
"EXPANSION"
SQUARE FEET:                               3,208
================================================

                                   EXHIBIT D
                                 (Page 2 of 2)

       SUMMARY OF PARKING, TERM, RENT, SECURITY DEPOSIT, TAXES AND OTHER

                        PARAGRAPH 2.2 - VEHICLE PARKING

              ----- Three (3) per thousand gross square feet -----

                              PARAGRAPH 3.1 - TERM

The term shall end in seven (7) years starting with substantial completion of Building 9 Leasehold Improvements. Substantial completion is defined as the date final approval is obtained from the City of San Diego Building Inspection Department to occupy the space.

                           PARAGRAPH 4.1 - BASE RENT

Following is the projected rent schedule applicable to Building 2 and Building 9 premises:

BUILDING 2 - EFFECTIVE JULY 1, 1994:


USE        DESIGNATION        NSF           RATE          MONTHLY RATE
- ---        -----------        ---           ----          ------------
Office     "CURRENT"         1,528         $2.35            $3,591
Lab        "CURRENT"         2,320         $2.35            $5,452
                             -----                          ------
TOTAL                        3,848                          $9,043


BUILDING 2 - EFFECTIVE OCTOBER 1, 1994


USE        DESIGNATION        NSF           RATE          MONTHLY RATE
- ---        -----------        ---           ----          ------------
Office     "CURRENT"         1,528         $2.35            $ 3,591
           "ADDED"             792         $2.35            $ 1,861
Lab        "CURRENT"         2,320         $2.35            $ 5,452
           "ADDED"             982         $2.35            $ 2,308
                             -----                          ------
TOTAL                        5,622                          $13,212


BUILDING 9 - EFFECTIVE UPON SUBSTANTIAL COMPLETION OF LEASEHOLD IMPROVEMENTS


USE        DESIGNATION        NSF           RATE          MONTHLY RATE
- ---        -----------        ---           ----          ------------
Admin.     "ADDED"           2,627         $1.00            $ 2,627
Lab        "ADDED"          10,797         $1.00            $10,797
                             -----                          -------
TOTAL                       13,424                          $13,424


Lessee shall pay as added monthly rent, payments to cover financing of leasehold improvements in an amount not to exceed $100/gsf, at 11% per annum, amortized over a period of seven (7) years. Financing shall be covered by a promissory note executed by the Lessee in favor of the Property Owner, Genesee
Properties, Inc. (pages 4 and 5 of this Exhibit show the payment schedule.

                       PARAGRAPH 4.2 - OPERATING EXPENSES

In addition to operating expenses for Utilities, PARAGRAPH 58.2 & EXHIBIT E, TELEPHONE SERVICES, PARAGRAPH 58.3, INSURANCE, PARAGRAPH 55, and REAL PROPERTY TAXES, PARAGRAPH 57, Lessee shall be charged for other services rendered by the Lessor at Lessor's cost plus 15% or on a rental fee or task fee basis as agreed by both parties. The Parties shall engage performance of these services by separate agreement and Lessee shall pay for said services upon receipt of invoices from the Lessor. Operating expenses shall be deemed to be ADDITIONAL RENT as stipulated in Paragraph 21.

                                   EXHIBIT E                  Initials: MB
                                 (Page 1 of 5)                          -------
                                                                        RHD
                                                                        -------

                        PARAGRAPH 5.0 - SECURITY DEPOSIT

Lessee shall pay to the Lessor added Security Deposit in the amount and at specific time during the term of this Lease as deemed necessary by the Lessor to secure Lessee's obligation under terms of the Lease Agreement. The following Security Deposit schedule applies:

BUILDING 2 - An amount equal to one month's rent.

BUILDING 9 - An amount equal to one month's rent, one month's operating expense and one month's payment for cost of Leasehold Improvements.

                          SECURITY DEPOSIT APPLICATION

EFFECTIVE       MONTHLY         OPERATING       LEASEHOLD               ACCUMULATED
  DATE            RENT          EXPENSES       IMPROVEMENTS     BLDG.     DEPOSIT
- ---------       -------         ---------      ------------     -----   -----------

On Record       $ 6,000            N/A             N/A            2     $ 6,000

5/16/94         $13,300            --              --             9     $19,300
(Note 1)

8/5/94          $ 7,212            N/A             N/A            2     $26,512
(Note 2)

1/1/95          $   124          $5,546          $22,776          9     $54,958
(Note 3)

- -----------------
Note 1: Amount collected with Letter of Intent to Lease Building 9 space. Calculated at $1.00/gsf based on Lease of 13,300gsf.

Note 2: Amount to be collected to bring Security Deposit for Building 2 to a total of $13,212 or amount calculated as 5,622nsf at 2.35/nsf.

Note 3: One Hundred Twenty Four Dollars ($124) is to be collected to bring deposit for monthly rent to Thirteen Thousand Four Hundred Twenty Four dollars ($13,424). Five Thousand Five Hundred Forty Six Dollars ($5,546) is to be collected for deposit to cover operating expenses which include utilities (13,424 x $0.35 = 4,698.40) plus taxes in the amount of $848/mo. One Hundred Twenty Four dollars ($124) plus $5,546 plus one month's payment of Leasehold Improvements of $22,776.37 (See attachment A, pages 4 and 5 of this Exhibit) calculated at 13,424gsf at $100/gsf amortized at 11% per annum for a seven year period shall be collected just prior to Lessee's possession of Building 9 premises.

For Building 2 premises, which Lessee has the option to surrender upon possession of Building 9 premises, surplus Security Deposit shall be reimbursed to Lessee upon surrender of Building 2 premises satisfactory to the terms and conditions of this Lease Agreement.

                       PARAGRAPH 10 - REAL PROPERTY TAXES

       Building 9 Leased SF        x     July 93 through June 94 Taxes =
       --------------------              -------------------------------
       Total Genesee Property SF              12 months

        13,424 SF  x  $380,153.64        =    $847.55/mo
       ----------     -----------
       501,757 SF        12

                            PARAGRAPH 11 - UTILITIES

ELECTRICITY. Electric power is supplied by San Diego Gas & Electric and metered at one location of the "Industrial Center."

For Building 9:

Electric power usage for Laboratories and Administrative space "ADDED", shall be metered and costs passed through to the Lessee as an operating expense.

                                                                         MB
                                EXHIBIT E                    Initials: ------
                              (Page 2 of 5)                              RHD
                                                                       ______

Prorata electric power costs shall be calculated for the "EXPANSION" space and passed through to the Lessee as an operating expense using data taken from Buildings 9 and 10 submeters as follows:

        Bldg. 9 "EXPANSION" Space x Billing Period KWHR x Cost/KWHR
        ---------------------------
        Bldg. 9 GSF + Bldg. 10 GSF

or       3,208 SF                 x KWHR (Bldgs. 9 & 10) x Cost/KWHR
        ----------------------
        54,030 SF +4200 SF


FOR BUILDING 2:

"Ordinary" electric power usage is included in the base rent. "Extraordinary" usage shall be audited or metered and charged to the Lessee as a monthly operating expense.

WATER/SEWER. Water is supplied to the Industrial Center from two separate city water meter stations. Sewer charges are based on water consumption. The "Industrial Center" is comprised of buildings on three separate parcels, one Genesee Properties and two for Hopkins Properties. The gross square footage in the Industrial Center is 519,744 SF.

FOR BUILDING 9:

Prorated water/sewer operating expense shall be calculated as follows:

        "ADDED" SF                    x  Billing Period Charges
        ----------------------
        Total "Industrial Center" SF

        13,424 SF                     x  Billing Period Charges
        -----------
        519,744 SF

FOR BUILDING 2:

Water/sewer costs are included in the base rent. Lessee shall be charged monthly as an operating expense for consumption of deionized water based on metered usage and unit cost to Lessor.

NATURAL GAS. Natural gas is purchased from a natural gas supplier and transported to the "Industrial Center" by San Diego Gas & Electric.

FOR BUILDING 9:

Natural Gas usage for Building 9 "ADDED" space shall be metered and monthly costs passed through to the Lessee based on cost to Lessor.

"EXPANSION" space, prorata natural gas monthly operating expense shall be calculated using the total Industrial Center floor area, the same as used for water/sewer, and will be determined as follows:

        "EXPANSION" SF x Billing Period (Na. Gas Cost + Transport Cost)
        ---------------------------------------------------------------
        Total "Industrial Center" SF

        3,208 SF    x Billing period Natural Gas Costs
        ----------------------------------------------
        519,744 SF

FOR BUILDING 2:

Natural gas costs for ordinary usage are included in the base rent.


                                   EXHIBIT E                    Initials:  MB
                                 (Page 3 of 5)                           -----
                                                                          RHD
                                                                         -----

ALANEX LEASEHOLD IMPROVEMENTS                                   JULY 1, 1994
- -----------------------------

Loan Amount             $1,342,400.00
Interest Rate                   11.0%
Term (in months)                   84
Monthly payment            $22,776.37

Payment Date             Payment         Interest       Balance
- ------------             -------         --------       -------
                                                       $1,342,400.00
February 1, 1995        22,776.37            0.00       1,319,623.63
March 1, 1995           22,776.37       12,096.55       1,308,943.81
April 1, 1995           22,776.37       11,998.65       1,298,166.09
May 1, 1995             22,776.37       11,899.86       1,287,289.58
June 1, 1995            22,776.37       11,800.15       1,276,313.36
July 1, 1995            22,776.37       11,699.54       1,265,236.53
August 1, 1995          22,776.37       11,598.00       1,254,058.16
September 1, 1995       22,776.37       11,495.53       1,242,777.33
October 1, 1995         22,776.37       11,392.13       1,231,393.08
November 1, 1995        22,776.37       11,287.77       1,219,904.48
December 1, 1995        22,776.37       11,182.46       1,208,310.57
January 1, 1996         22,776.37       11,076.18       1,196,610.38
February 1, 1996        22,776.37       10,968.93       1,184,802.94
March 1, 1996           22,776.37       10,860.69       1,172,887.26
April 1, 1996           22,776.37       10,751.47       1,160,862.36
May 1, 1996             22,776.37       10,641.24       1,148,727.23
June 1, 1996            22,776.37       10,530.00       1,136,480.86
July 1, 1996            22,776.37       10,417.74       1,124,122.23
August 1, 1996          22,776.37       10,304.45       1,111,650.31
September 1, 1996       22,776.37       10,190.13       1,099,064.07
October 1, 1996         22,776.37       10,074.75       1,086,362.45
November 1, 1996        22,776.37        9,958.32       1,073,544.40
December 1, 1996        22,776.37        9,840.82       1,060,608.86
January 1, 1997         22,776.37        9,722.25       1,047,554.74
February 1, 1997        22,776.37        9,602.59       1,034,380.95
March 1, 1997           22,776.37        9,481.83       1,021,086.41
April 1, 1997           22,776.37        9,359.96       1,007,670.00
May 1, 1997             22,776.37        9,236.97         994,130.60
June 1, 1997            22,776.37        9,112.86         980,467.09
July 1, 1997            22,776.37        8,987.62         966,678.34
August 1, 1997          22,776.37        8,861.22         952,763.19
September 1, 1997       22,776.37        8,733.66         938,720.48
October 1, 1997         22,776.37        8,604.94         924,549.05
November 1, 1997        22,776.37        8,475.03         910,247.71
December 1, 1997        22,776.37        8,343.94         895,815.28
January 1, 1998         22,776.37        8,211.64         881,250.55
February 1, 1998        22,776.37        8,078.13         866,552.31
March 1, 1998           22,776.37        7,943.40         851,719.33
April 1, 1998           22,776.37        7,807.43         836,750.39
May 1, 1998             22,776.37        7,670.21         821,644.23
June 1, 1998            22,776.37        7,531.74         806,399.60
July 1, 1998            22,776.37        7,392.00         791,015.23
August 1, 1998          22,776.37        7,250.97         775,489.83
September 1, 1998       22,776.37        7,108.66         759,822.12
October 1, 1998         22,776.37        6,965.04         744,010.78
November 1, 1998        22,776.37        6,820.10         728,054.51
December 1, 1998        22,776.37        6,673.83         711,951.98
January 1, 1999         22,776.37        6,526.23         695,701.83
February 1, 1999        22,776.37        6,377.27         679,302.73
March 1, 1999           22,776.37        6,226.94         662,753.30
April 1, 1999           22,776.37        6,075.24         646,052.17
May 1, 1999             22,776.37        5,922.14         629,197.94
June 1, 1999            22,776.37        5,767.65         612,189.22
July 1, 1999            22,776.37        5,611.73         595,024.59
August 1, 1999          22,776.37        5,454.39         577,702.61

                                   EXHIBIT E
                                 (Page 4 of 5)

ALANEX LEASEHOLD IMPROVEMENTS                                   JULY 1, 1994
- -----------------------------

September 1, 1999       22,776.37        5,295.61         560,221.85
October 1, 1999         22,776.37        5,135.37         542,580.84
November 1, 1999        22,776.37        4,973.66         524,778.13
December 1, 1999        22,776.37        4,810.47         506,812.23
January 1, 2000         22,776.37        4,645.78         488,681.64
February 1, 2000        22,776.37        4,479.58         470,384.85
March 1, 2000           22,776.37        4,311.86         451,920.34
April 1, 2000           22,776.37        4,142.60         433,286.57
May 1, 2000             22,776.37        3,971.79         414,482.00
June 1, 2000            22,776.37        3,799.42         395,505.04
July 1, 2000            22,776.37        3,625.46         376.354.14
August 1, 2000          22,776.37        3,449.91         357,027.68
September 1, 2000       22,776.37        3,272.75         337,524.06
October 1, 2000         22,776.37        3,093.97         317,841.66
November 1, 2000        22,776.37        2,913.55         297,978.84
December 1, 2000        22,776.37        2,731.47         277,933.95
January 1, 2001         22,776.37        2,547.73         257,705.30
February 1, 2001        22,776.37        2,362.30         237,291.23
March 1, 2001           22,776.37        2,175.17         216,690.03
April 1, 2001           22,776.37        1,986.33         195,899.99
May 1, 2001             22,776.37        1,795.75         174,919.37
June 1, 2001            22,776.37        1,603.43         153,746.42
July 1, 2001            22,776.37        1,409.34         132,379.40
August 1, 2001          22,776.37        1,213.48         110,816.50
September 1, 2001       22,776.37        1,015.82          89,055.95
October 1, 2001         22,776.37          816.35          67,095.93
November 1, 2001        22,776.37          615.05          44,934.60
December 1, 2001        22,776.37          411.90          22,570.13
January 1, 2002         22,776.37          206.89               0.66


                                   EXHIBIT E
                                 (Page 5 of 5)

                             WORK LETTER AGREEMENT

In consideration of the terms and conditions of the Sublease by and between General Atomics (Lessor) and Alanex Corporation (Lessee) dated July 1, 1994, the parties agree to the terms specified in this Work Letter Agreement. The Work Letter Agreement is written to complement the Form Sublease and its Addenda; it expands and elaborates on the Form Sublease with no conflict intended.

General Atomics (GA) will deliver to Alanex Corporation (Alanex) Building 9 space, common area and building services suitable for conversion to biotech use under the following provisions:

                                I. BASE BUILDING

Description: The space will be comprised of two contiguous "High Bay" spaces, one "Low Bay" space and two equipment enclosures.

A. The "High Bay" space is comprised of two bays (Bays 2 & 3) currently in a "Building shell" condition. Bay #2 measures approximately 4440gsf, Bay #3 measures approximately 4534gsf and both provide an overhead clearance of approximately 29 ft. floor to deck. The existing overhead crane will be removed or parked in place, and will not serve any on-going function to the Alanex Leasehold. Existing ventilation exhaust units, lighting, fire protection, and electrical services will be left in place to serve the space during installation of Leasehold Improvements and common space as dictated by the design. The interspace between laboratory structure and building roof deck will be used to house laboratory mechanical, electrical, piping and support systems equipment and to provide access to other building users of the interspace in Bay #1 and second floor improved space.

"Low Bay" space (Bay #4) is comprised of approximately 1224gsf of shell space, 2627gsf of previously improved administrative space, and common space to be retained by the Lessor to serve the Lessee and other users. Overhead clearance in this Bay is approximately 15 ft. from floor level to the overhead deck forming the floor support structure for second level office space. Ventilation ducting and other services will be installed in a manner to use Bays #2 & #3 interspace for points of connection to Bay #4 space and equipment.

Outside service enclosures are available for placement of mechanical and electrical equipment and storage as needed to serve the Alanex Leasehold Improvements. One enclosure is shared with other building occupants and its use will be charged based on that portion assigned to the respective occupant. The second enclosure is shared with the Lessor and its use will be charged based on a monthly prorated basis according to floor space occupied.

B. Points of connection will be provided to site and building services having sufficient capacity to serve the Alanex Leasehold. This will include commercial electrical power, natural gas, potable water, fire water, sewer and telephone. Connection to these services will be provided at a point near to or within the exterior walls of the building. Fresh air will be provided to the space from the south or west building exterior and exhausted through the building roof in the easterly direction. New laboratories will be designed to discharge rejected heat to the building exterior and not inside the High Bay interspace.

C. Alanex will be provided non-exclusive access to the Building 9 service yard, to the outside service enclosures, to service corridors serving its premises and the interstitial space above the laboratories. Alanex will be given permission to install a chemical storage container, if allowed by building permit, which is architecturally acceptable and located to the satisfaction of General Atomics and permitting agencies. Such an enclosure is



                                   EXHIBIT F                   Initials:  MB
                                 (Page 1 of 6)                           ------
                                                                          RHD
                                                                         ------
classified as a tenant fixture and installation of services such as power, water and alarms will be borne by Alanex.

D. Alanex will have non-exclusive use of the existing loading dock and ramp located in the Building 9 service yard for use in shipping and receiving operations. Storage on the loading dock or in the service yard is not allowed unless material is in process of being shipped or received or Alanex has received express written approval from General Atomics for such storage.

E. If Alanex leases second floor "EXPANSION" space, Alanex will have non-exclusive use of heating, air conditioning, and mechanical equipment in place and currently used for space conditioning of the office and common space.

                           II. LEASEHOLD IMPROVEMENTS

General Atomics will cause to be installed and Genesee Properties will finance Leasehold Improvements required to convert the premises for Alanex use. Financing will be provided for improvements that are generic to biotech use, are of value to the realty, and can be used for follow-on use by other biotech users. A Leasehold Improvement allowance in the amount not to exceed $100/gsf will be provided by Genesee Properties to be collected by GA or Genesee Properties as added rent starting with substantial completion of Leasehold Improvements, the total amortized at 11% per annum over a seven year period.

The Leasehold allowance can be used for the following:

A. Design costs, costs expended in preparing leasehold improvement cost and estimate, document preparation, processing fees, and cost of permits to install Leasehold Improvements.

B. Installation of structures, walls, ceilings, doors, and access openings required to access laboratories and to establish corridors and access control features to serve the laboratories and supporting administrative space.

C. Installation of mechanical and plumbing equipment and services to support laboratories, offices, and service areas. This includes heating, air conditioning, exhaust systems, distribution of natural gas, compressed air, deionized water, specialty gases, potable water, standard fire protection water, industrial water, and sewer. In those cases where services interface with Alanex fixtures, or equipment, Leasehold Improvements will provide for specified service installation to a convenient point of connection such as above ceiling or at rough-in locations as designated on the working drawings and specifications.

D. Installation of electrical equipment and services to distribute commercial and portable power for lab equipment, lighting, telecommunications, standard data communications, special data communications to serve Building 9 premises, and standard life safety, fire protection, and alarms. In those cases where services interface directly with Alanex fixtures or equipment, the Leasehold Improvements will provide for installation of specified services to a convenient point of connection such as above ceiling; to a junction box or disconnect device such as a fused switch or quick disconnect; or as designated on the design drawings.

E. Installation of exterior windows, interior windows, window treatment, doors, door hardware, suspended ceiling, electrical trim, mechanical trim, floor covering and painting.

Once working drawings and specifications are completed:

F. GA will prepare a project cost estimate (with a 10% contingency) to be used during bidding and construction of the Leasehold Improvements. This estimate plus costs of design,

                                   EXHIBIT F               Initials:  MB
                                 (Page 2 of 6)                       ---------
                                                                      RHD
                                                                     ---------
document preparation, permits, fees and other costs (Paragraph II) will establish baseline cost for planned improvements.

G. If the total cost, including contingency, exceeds $100/gsf, Alanex will have the option to pay or finance with other third parties the "excess costs" or reduce the scope of work to bring costs within the financing budget. If after reviewing alternatives of reducing cost of the leasehold improvements to within 110% of the promised financing, Lessee determines that the costs of the leasehold improvements are beyond its capability to pay, then Lessee has the option to terminate its agreement to the Lease Building 9 premises on condition that Lessee notifies the Lessor in writing within thirty (30) days after receipt of the estimate, and pays for all Lessors costs expended to date, including and limited to: cost of design, cost for producing documents; permit fees; cost of preparing the estimate; and payment of the base rent for the Building 9 premises for the thirty (30) day delay period.

H. If at any time during the construction of the Leasehold Improvements, the costs thereof incurred by GA equals the amount of the allowance plus any already paid "excess costs", General Atomics will immediately prepare an estimate of the amounts reasonably required to complete the construction and will request Alanex to deposit funds with General Atomics in the amount of the estimate.

I. To control costs and maintain schedule, delays will be minimized. Once work starts on preparing working drawings and specifications, any delays will be formalized by notice or weekly progress meeting minutes. These delays may represent: delay in providing design criteria or other information; delay in approving design drawings; delays in obtaining permits; delays due to implementing change orders; delays in delivery of long lead mechanical, electrical or building materials.

J. General Atomics will prepare a milestone project schedule to be used by the project team during design, permitting and construction of the Leasehold Improvements. Delays in the installation of Alanex fixtures shall not constitute delays in bringing the installation to substantial completion.

K. Alanex will determine its preference for contracting the installation of fixtures and equipment requiring structural, electrical, mechanical or piping connections. One option is to include part or all of the installation through contractors engaged by General Atomics to install Leasehold Improvements. If Alanex elects to use these contractors, General Atomics will require advanced payment to cover the work authorized through General Atomics purchase orders. Accounting for the installation of Alanex equipment, fixtures and personal property will be maintained separate from Genesee Properties Leasehold Improvement costs.

L. Upon substantial completion of the Leasehold Improvements (that date which permitting agencies give their final approval to occupy) a walk-through inspection will be conducted to develop a punch-list of items needing correction or additional work.

M. No later than 60 days after substantial completion of Leasehold Improvements, Alanex shall provide GA with a final punchlist of any items requiring correction.

                       III. TENANT FIXTURES AND EQUIPMENT

Alanex will be responsible for the design, purchase, installation, or relocation of its fixtures, hardware, and personal property to complement the Leasehold Improvements. Said equipment will remain under Alanex ownership, and its installation will be the responsibility of Alanex. Alanex will discharge its responsibilities as follows:


                                   EXHIBIT F                    Initials:  MB
                                 (Page 3 of 6)                            ------
                                                                           RHD
                                                                          ------

A. Cause to be prepared the necessary design documents and obtain necessary permits for the installation of laboratory equipment, hazardous material enclosures and services.

B. Purchase or relocate equipment and put in place laboratory benches, hoods, cold room, hazardous material enclosure and other similar fixtures and equipment in a fashion that same can be removed upon vacating premises causing minimum damage to Leasehold Improvements.

C. Connect to its fixtures and equipment, ducting, piping, electrical, and other needed services from a convenient point of connection provided as part of the Leasehold Improvements.

D. Supply and install specialty systems and equipment such as autoclaves, deionized water production units, product storage tanks, process piping, and other specialty equipment and systems all unique to the Alanex operations and not generic to biotech laboratories.

E. Supply and install enclosures for quarantine areas; special cooling and air filtration for equipment and fixtures.

F. Supply and install special monitoring systems as required to satisfy local, state, and federal regulations.

G. Supply and install special life safety systems, special fire suppression, security features (alarms, door locks, access controls, remote monitoring), and signage, all unique to the Alanex equipment and administrative use.

H. Supply and install modular furniture, audio visual systems, common area equipment, and records storage or filing.

I. Supply and install office furniture, conference room furniture lobby furniture, and common area amenities.


                              IV. ADMINISTRATIVE

General Atomics and Alanex agree to the following joint responsibilities:

A. To insure the highest quality and a cost effective program, a team will be established consisting of members from GA, Alanex, and consultants (architects, engineers, others), if needed, to perform design, design review, and manage installation of Leasehold Improvements and perform other preparatory work prior to and concurrent to Alanex occupancy.

B. Parties agree to collaborate on the selection of consultants and contractors for installation required for design and installation of Leasehold Improvements.

General Atomics will be responsible for the following:

C. Manage space planning required for preparation of working drawings and specifications.

D. Manage preparation of working drawings and specifications and obtain building permits.

E. Obtain competitive bids and select contractors for the installation of Leasehold Improvements.

F.  Manage installation of Leasehold Improvements.

G.  Turn space over to Alanex for beneficial occupancy.


                                   EXHIBIT F
                                 (Page 4 of 6)

Alanex will be responsible for the following:

H.  Provide design criteria, approval, and consultation during design.

I.  Provide consultation during installation of Leasehold Improvements.

J. Manage design, permitting, and installation of laboratory benches, fixtures and personal equipment.

K. Collaborate in the inspection and checkout of Leasehold Improvements and tenants fixtures upon completion of construction.

L. Surrender any of its Building 2 premises to General Atomics in the condition received, ordinary wear and tear excepted.

                            V.  HAZARDOUS MATERIALS

A. General Atomics intends to improve Building 9 space to create four hazardous materials control areas as allowed by code. Alanex will be assigned a prorata share of the exemption based on space occupied.

B. Alanex will prepare the hazardous materials list and Business Plan required to support application for permit for Leasehold Improvements.

C. Use of the service yard for locating hazardous material enclosures will require permitting through the agency of jurisdiction. Alanex will coordinate such use and application through General Atomics.

D. Use of radiological material requires a State of California License. Alanex will make application to change or extend the license from Building 2 to Building 9 and will coordinate change with GA. Surrender of Building 2 space will not occur until a FORMAL release from License is obtained from the State of California.

E. General Atomics has previously notified Alanex that Building 2 and other buildings on the Industrial Complex were built between 1959 and 1975 when certain asbestos materials were used in building construction. By execution of this Sublease, Alanex acknowledges receipt and execution of said notice.

                                VI.  CONDITIONS

A. The "High Bay" space block is available for installation of Leasehold Improvements effective the date of this Lease Agreement. The majority of "Low Bay" space is available for installation of Alanex Leasehold Improvements. The remaining "Low Bay" space will be cleared prior to start of construction.

B. Alanex shall provide to GA evidence of substantial financing including summary of its liquid assets, name of venture capital firm and references, name of business bank, and an updated copy of business plan and financial statement, all in advance to signing a Lease Agreement as needed to obtain owner and lender approvals.

C. General Atomics is required to obtain owner and lender's approvals of the final Lease Agreement. Lender may require review of Alanex business plan before granting its approval.

                                  VII.  TERMS

A. Term commencement for Building 9 will start concurrent with start of space planning for Leasehold Improvements. End of term for Building 2 space will occur upon surrender of said space in accordance with terms of the Lease Agreement.

                                   EXHIBIT F                       Initials: MB
                                 (Page 5 of 6)                              ----
                                                                             RHD
                                                                            ----

B. Prior to start of construction of Leasehold Improvements, Alanex will pay in advance, a security deposit in an amount equivalent to one month's rent, one month's operating expense and one month's payment for Leasehold Improvements amortized at 11% over an 84 month period.

B. Once the final space size and actual costs of Leasehold Improvements are determined, the security deposit will be adjusted to an amount equivalent to one month's rent, one month's operating expense and one month's Leasehold Improvement payment.

C. Recovery of Leasehold Improvement costs will start the first day of the month following substantial completion of Leasehold Improvements. If less than $100/gsf is used for the leasehold improvements, payments shown on the amortization schedule, Exhibit E, will be adjusted accordingly. Rent and operating expenses will be prorated to start the day of substantial completion.




                                   EXHIBIT F                  Initials:  MB
                                 (Page 6 of 6)                          -------
                                                                         RHD
                                                                        -------

                      GENERAL ATOMICS RULES & REGULATIONS
                     ATTACHED AND MADE A PART OF THIS LEASE

 1. Lessor agrees that Lessee is entitled to, and shall have the quiet enjoyment of the premises described in the Lease.

 2. Lessee and Lessee's employees shall not loiter in the entrance and corridors of the building, or in any way obstruct the sidewalks, halls, and stairways, and shall use the same only as a means of passage to and from their respective premises.

 3. The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. Lessee shall not mark, install screws or drill into, or in any way deface the exterior walls, floors, wood, paint, stone or metal work of the building.

 4. All electric and telephone wiring shall be installed as directed by Lessor and boring or cutting of floors and partitions for wires will not be permitted, except with the written consent of Lessor.

 5. Lessee and Lessee's agent and employees shall not play any musical instrument, including radio and television, in a loud or objectionable manner, or make or permit any improper noises in the building, or interfere in any way with other Lessees or those having business with them.

 6. Lessee shall not conduct any auction, or sell goods, wares or merchandise from the premises.

 7. Lessor will not be responsible for loss of or damage to any furniture, equipment or personal property from any cause.

 8. Lessor reserves the right to exclude or expel from the building any person who, in the judgement of the Lessor, is intoxicated or under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the building.

 9. Provided it does not restrict Lessee's access to its premises, Lessor reserves the right to close and lock all entrance and exit doors of the building during hours Lessor may deem advisable for the adequate protection of the property.

10. Although Lessor may have given Lessee approval to use the name of the Industrial Center in connection with any business on the property, Lessor shall have the right to prohibit any advertising by any agent which in Lessor's opinion, tends to impair the reputation of the building or its desirability as a building for laboratories, and upon written notice from Lessor, such Lessee shall refrain from or discontinue such advertising.

11. No Lessee will install blinds, shades, awnings or other form of inside or outside window covering, or window ventilators or similar devices without the prior written consent of Lessor.

12. Lessee shall give Lessor prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus or any other service equipment.


                                   EXHIBIT G                   Initials:  MB
                                 (Page 1 of 2)                           ------
                                                                          RHD
                                                                         ------

13. No cooking shall be done or permitted by Lessee on the premises, except in areas specifically designed for the purpose, without the consent of Lessor, nor shall the premises be used for the storage of merchandise, for washing clothes, for keeping of pets, for lodging of any improper, objectionable or immoral purposes.

14. Lessee shall see that the doors of the premises are closed and securely locked before leaving the premises, and must observe strict care and caution that all water faucets or water apparatus are shut off before Lessee or Lessee's employees leave, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by other Lessees or occupants of the building or Lessor.

15. Lessee shall not disturb, solicit or canvass any occupant of the building or Industrial Center and shall cooperate to prevent same.

16.  Lessee's identification sign(s) shall be subject to approval by Lessor.

17. Lessee agrees to comply with Lessor's security regulations, and to apply for personnel badges and vehicle decals.

18. Lessee shall maintain premises in a clean and safe condition. Trash shall be placed in appropriate disposal containers at locations designated by Lessor for pick-up and disposal by Lessor.

19. Smoking is not permitted in any GA buildings or enclosed space. Smoking is allowed outdoors near buildings only at specific post areas.

20. From time to time it may become advantageous to make amendments to this list which are in the best interest of both Lessor and Lessee and which are not inconsistent with the lease. Lessor reserves the right to make such amendments by giving notice to Lessee.





                                   EXHIBIT G                    Initials:  MB
                                 (Page 2 of 2)                            ------
                                                                           RHD
                                                                          ------

                                    SUBLEASE
                                 BY AND BETWEEN
                     GENERAL ATOMICS AND ALANEX CORPORATION

                                    RECITALS


        A. General Atomics ("Lessor") and Alanex Corporation ("Lessee") are parties to a Lease dated May 31, 1991 for Lessee's "CURRENT" premises in Building 2 of Lessor's "Industrial Center", Exhibit A.

        B. Parties hereto desire to enter into a new Lease Agreement for a term of in excess of seven (7) years for that space designated as ALANEX "ADDED" space in Exhibit B.

        C. Parties hereto desire to accommodate expansion of Lessee's premises in both Buildings 2 and 9 of Lessor's "Industrial Center" as Lessee's operations expand and need for expansion is identified, and to allow Lessee to surrender all or part of its "CURRENT" and "ADDED" premises in Building 2, Exhibit C, subsequent to taking possession of Building 9 premises.

        D. Certain issues have evolved during Lessee's tenancy under the previous Lease Agreements necessitating restatement or clarification of these issues to achieve acknowledgement and mutual consent between parties hereto:

                1. The City of San Diego requires parties hereto implement a formal policy for storage, dispensing, use and handling of hazardous materials and flammable gases at the "Industrial Center" in compliance with local codes that promulgate the requirements of the Uniform Building and Uniform Fire Codes.

                2. Lenders and insurance carriers have intensified overview inspections at the "Industrial Center" including the Lessee's premises; insurance carriers have imposed additional insurance premiums for increased liability caused by the Lessee's use, and use by others, of the Lessor's "Industrial Center." Underwriters and consultants have recommended improved communications between parties hereto as a method for mitigating further liability.

                3. On occasion, certain building systems and utilities have been modified or altered by individuals or companies that do not possess the knowledge, qualifications, license and insurance to engage in these services. Modifications or alterations to building structures, systems or utilities including fire walls, doors, electrical, plumbing, heating, ventilation and air conditioning, or other common area utilities, by service companies or personnel, particularly those not holding a license, having the proper insurance coverage or possessing adequate training and qualifications, could cause damage to Lessee's business as well as to that of others.

                4. Unplanned utility interruptions such as those caused by abnormal weather conditions, earthquakes, fires, construction mishaps, or "Industrial Center" plant equipment failures, may result in extended utility outages that could affect the Lessee's business operations. Restoration of services through connection to standby equipment such as portable electric generators, portable air conditioning chillers, or other "Industrial Center" Systems, could require outages extending beyond a 24-hour period.

                5. Shared building systems and utilities, including heating and ventilation, plumbing, electrical and other common utilities, require day-to-day attention and operations within system design limits. Specifically, laboratory heating and air conditioning systems are designed for conditioning of 100% outside air, variable volume supply or for auxiliary supply, whereas the system serving the combined office and corridor spaces is designed to circulate space envelope air using at least 20% outside air. The two space envelopes should therefore be maintained separate to prevent air mixture, provide isolation for fire protection and to prevent overload of heating and cooling systems.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the parties hereto, the parties mutually covenant and agree as follows:

                                      -1-
                                                                Initials:  MB
                                                                          ------
                                                                           RHD
                                                                          ------

                             SUBLEASE AMENDMENT #1

The Sublease between General Atomics ("Sublessor") and Biodesign, Ltd. ("Sublessee") dated May 31, 1991, is amended effective this 9th day of September 1991. Except as hereby amended, all terms and conditions of said Sublease shall remain unchanged and in full force and effect.

2.1  PREMISES (Reference Exhibit A, Amendment #1, attached)

     Effective September 1, 1991:

        Change space from:  Offices:  2-116 & 118
                            Labs:     2-212, 212M, 214, & 214M

        to:  Offices:  None
             Labs:     2-554, 556 & 558

        Change total space from 288 SF to 864 SF.

4.   RENT

     Effective September 1, 1991, change monthly rent from $505 (Six Hundred Five Dollars) to $1900 (One Thousand Nine Hundred Dollars).


                              ADDENDUM TO SUBLEASE

ADD THE FOLLOWING:

55. Lessor, at Lessor's expense, shall relocate, install, and provide service connection of Lessee's fixtures installed in Laboratories 212/214 and 212/214M effective August 15, 1991. Lessee, at Lessee's expense, shall connect other Lessee fixtures to be added to laboratories. Lessor, at Lessor's expense, shall remove the crane structure in Laboratory 558.

56. Lessee acknowledges that Lessor will make best effort to make available two offices near Laboratories 554, 556, and 558.


SUBLESSOR:                              SUBLESSEE:

GENERAL ATOMICS                         BIODESIGN, LTD.



BY  /s/  R. H. Dalry                    BY  /s/  Marvin R. Brown
   --------------------                    -----------------------
         R. H. Dalry                             Marvin R. Brown
         Director, Facilities

                             SUBLEASE AMENDMENT #2


The Sublease between General Atomics ("Buslessor") and Biodesign, Ltd. ("Sublessee") dated May 31, 1991, is amended effective this 22nd day of October 1991. Except as hereby amended, all terms and conditions of said Sublease shall remain unchanged and in full force and effect.

2.1  PREMISES  (Reference Exhibit A, Amendment #2, attached)

     Effective November 1, 1991:

          Change space from:  Offices:  None
                              Labs:     2-554, 556 & 558

          to:  Offices:  2-555 & 557
               Labs:     2-554 & 556

          Square footage of premises is the same.

3.   TERM

     The term for space added under this amendment shall be the same as the term under the original Sublease.

4.   RENT

     Effective November 1, 1991, monthly rent remains the same or $1900 (One Thousand Nine Hundred Dollars).


                              ADDENDUM TO SUBLEASE

Add the following:

57. Lessee agrees to vacate Laboratory 2-558 in exchange for occupying offices 2-555 and 557. Lessee shall occupy the new space in "as-in" condition with minor repairs and painting (Lessor's standard) existing on date of entry.

58. Lessor agrees to sublease Laboratory 2-552 to Lessee as soon as formal release is obtained from the NRC and State of California. Lessor cannot guarantee an occupancy date. However, Lessor will make best effort to obtain release as soon as possible.


SUBLESSOR:                              SUBLESSEE:

GENERAL ATOMICS                         BIODESIGN, LTD.



BY /s/ R. H. Dalry                      By /s/ Marvin R. Brown
   ----------------                        -------------------
   R. H. Dalry                             Marvin R. Brown
   Director, Facilities

                             ASSIGNMENT OF SUBLEASE

        THIS "AGREEMENT" is made this 1st day of November, 1991, by and between General Atomics ("Sublessor"), Biodesign, Ltd. ("Assignor"), and Alanex, Ltd. ("Assignee").

        1. ASSIGNMENT. The Assignor, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, effective November 1, 1991, does hereby SELL, ASSIGN, TRANSFER and SET OVER to the Assignee that certain Sublease covering the premises in Building 2, consisting of approximately 864 usable square feet, as set out in full in the Sublease dated May 31, 1991, and Sublease Amendment No. 2 dated October 22, 1991, copies of which are attached hereto and incorporated herein as Exhibit "A".

        2. ASSIGNEE TO PAY RENT AND OBSERVE COVENANTS. The Assignee agrees to pay to the Sublessor the rent reserved by said Sublease, on the day and in the manner therein provided, and to perform and observe all the covenants, conditions, and stipulations therein contained and on the Sublessee's part to be performed.

        3. COVENANTS BY ASSIGNOR. The Assignor covenants and agrees that the Sublease is in full force and effect; that it has good right and power to assign the same with the consent of the Sublessor; that the interest thereby assigned is free and clear from all encumbrances and that there has been no default in any of the conditions, covenants, and other provisions on the part of the Assignor to be kept and performed.

        4. COVENANTS BY ASSIGNEE. The Assignee covenants and agrees to keep and perform all the conditions, covenants and provisions of the Sublease to be kept and performed by the Assignor therein, including all payments becoming due on the first of each month.

        5. CONSENT OF SUBLESSOR. The Sublessor hereby consents to the assignment of the Sublease by Assignor to Assignee in consideration of the assumptions, covenants, promises and agreements of Assignee above set out on the express condition that neither this consent, nor the collection of rent from the Assignee shall be deemed a waiver or relinquishment of the covenants in the Sublease against assignment or subletting. No further assignment or subletting of the premises will be made without written consent of Sublessor and Assignor.

        6. All parties agree that there shall be no obligation for brokerage fees in assignment of this Sublease.

        IN WITNESS WHEREOF, the parties have set their hands this 6th day of November, 1991.

                                       SUBLESSOR:  GENERAL ATOMICS

                                       BY:         /s/ R. H. Dalry
                                                   -----------------------------
                                                   R. H. Dalry
                                                   Director, Facilities

                                       ASSIGNOR:   BIODESIGN

                                       BY:         /s/ Marvin Brown
                                                   -----------------------------
                                                   Marvin Brown

                                       ASSIGNEE:   ALANEX, LTD.

                                       BY:         /s/ Marvin Brown
                                                   -----------------------------
                                                   Marvin Brown

                             SUBLEASE AMENDMENT #3

The Sublease between General Atomics ("Sublessor") and Alanex, Ltd. ("Sublessee") dated May 31, 1991, is amended effective this 25 day of Feb., 1992. Except as hereby amended, all terms and conditions of said Sublease shall remain unchanged and in full force and effect.

2.1  PREMISES (Reference Exhibit A, Amendment #3, attached)

     Effective March 1, 1992:

        Change space from:  Offices 2-555 & 557
                            Labs 2-554 & 556

        to:  Offices 2-555, 557, & 559
             Labs 2-552, 554, & 556.

        Square footage of premises changes from 864 to 1391.

3.   TERM

     The term for space added under this Amendment shall be the same as the term under the original Sublease.

4.   RENT

     Effective March 1, 1992 monthly rent change from $1900 (One Thousand Nine Hundred Dollars to $3059 (Three Thousand Fifty-Nine Dollars).

                              ADDENDUM TO SUBLEASE

REPLACE PREVIOUSLY NUMBERED PARAGRAPHS 57 & 58 WITH THE FOLLOWING:

57. Sublease agrees to surrender, at Sublessor's request, Office 2-559 in exchange for Office 2-553 or 2-551 when same becomes available and when adjoining Tenant requests expansion space. Sublessee shall occupy the new space in "as-in" condition with minor repairs and painting (Sublessor's standard) existing on date of entry.

58. Laboratory 2.552 has been inspected and readied for release but formal release has yet to be obtained from the NRC and State of California. Sublessee agrees that Sublessor can not guarantee delivery of Laboratory 2-552 until the Laboratory is released by the NRC and State of California. Sublessor will make best effort to obtain release by March 1, 1992. In the event the Laboratory can not be delivered by March 1, 1992, rent will be prorated based on date of possession. Option to cancel under Paragraph
     3.2 does not apply.

ADD THE FOLLOWING:

59. Sublessee shall reimburse Sublessor for any increase of insurance premium assessed by Sublessor's insurance carrier that is caused by or directly attributable to Sublessee's activities or use of the Premises. If the assessment is likewise attributable to other Sublessee's similar use of its Premises, the assessment shall be prorated based on the area encumbered by said activities.


SUBLESSOR:                                      SUBLESSEE:

GENERAL ATOMICS                                 ALANEX, LTD.


BY /s/ R. H. Dalry                               BY /s/ Marvin R. Brown
   -----------------------------                    ---------------------------
   R. H. Dalry                                          Marvin R. Brown
   Director, Facilities

                             SUBLEASE AMENDMENT #4


The Sublease between General Atomics ("Sublessor") and Alanex, Ltd. ("Sublessee") dated May 31, 1991, is amended effective this ___/___ day of June, 1992. Except as hereby amended, all terms and conditions of said Sublease shall remain unchanged and in full force and effect.

2.1     PREMISES (Reference Exhibit A, Amendment #4, attached)

        Effective June 1, 1992, Lessee agrees to vacate Office 2-559 in exchange for occupying 2-551. Further, parties agree premises shall be expanded by addition of Office 2-549 and Laboratory 550. Square footage of premises changes from 1391 to 1879.

        Effective July 1, 1992, premises shall be expanded by addition of Laboratory 2-545/548. Square footage of premises changes from 1879 to 2464.

        Change space from:  Offices 2-555, 557, & 559
                               Labs 2-552, 554, & 556.

                       to:  Offices 2-549, 551, 553, 555 & 557.
                               Labs 2-545, 548, 550, 552 & 556.

3.      TERM

        The term for space added under this Amendment shall be the same as the term under the original Sublease.

4.      RENT

        Effective June 1, 1992, change monthly rent from $3059 (Three Thousand Fifty-Nine Dollars) to $4134 (Four Thousand One Hundred Thirty-Four Dollars).

        Effective July 1, 1992, change monthly rent from $4134 (Four Thousand One Hundred Thirty-Four Dollars) to $5421 (Five Thousand Four Hundred Twenty-One Dollars).

5.      SECURITY DEPOSIT

        Effective June 1, 1992, change security deposit from $2600 (Two Thousand Six Hundred Dollars) to $5400 (Five Thousand Four Hundred Dollars).


                              ADDENDUM TO SUBLEASE

ADD THE FOLLOWING:

60. Condition of Premises. Space added under this Amendment shall be accepted by Lessee in "as-is" condition on date of possession.


SUBLESSOR:                              SUBLESSEE:

GENERAL ATOMICS                         ALANEX, LTD.



BY /s/ R. H. Dalry                      BY /s/ Marvin R. Brown
   -------------------                     -------------------
   R. H. Dalry                             Marvin R. Brown
   Director, Facilities